As filed with the Securities and Exchange Commission on May 14, 2007	Registration No. 000-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LDK Solar Co., Ltd.
(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)
Hi-Tech Industrial Park
Xinyu City
Jiangxi Province 338032
People’s Republic of China
(Address of principal executive offices)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-142881
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American depositary shares, each representing one ordinary share, nominal value $0.10 per share	New York Stock Exchange, Inc.
Ordinary shares, nominal value $0.10 per share	New York Stock Exchange, Inc.*

*	Application to be made for listing, not for trading, but only in connection with the registration of American depositary shares pursuant to requirements of the Securities and Exchange Commission.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
The description of the securities being registered hereby is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-142881) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Registrant’s securities contained in the Prospectus is hereby incorporated by reference. Copies of such description will be filed with the listing application filed with the New York Stock Exchange, Inc.
Item 2. Exhibits
The securities being registered hereby are to be registered on the New York Stock Exchange, Inc. on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed herewith or incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LDK Solar Co., Ltd.
By:	/s/ Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Chairman and Chief Executive Officer

Date: May 14, 2007

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